Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Tallgrass Energy GP, LP of our report dated February 26, 2016 relating to the financial statements of Rockies Express Pipeline LLC, which appears in the Current Report on Form 8-K of Tallgrass Energy GP, LP dated May 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

June 1, 2016